Letter to shareholders.
EX-99.1

To our Shareholders in the
Rockbridge
County
Area:

Last month, we announced that your Board of Directors had voted to consolidate the charters of its four bank subsidiaries, including Bank of Rockbridge, into a single legal entity.
This letter follows up on that announcement.

As you know, TransCommunity presently operates four wholly-owned bank subsidiaries in the central
Virginia
market: Bank of Goochland, Bank of Powhatan, Bank of Louisa and Bank of Rockbridge.
Although these charters will soon be consolidated into a single legal entity, I want you to know that I and your Board of Directors are firmly committed to making this change in a manner that will be entirely transparent to our customers.
Each location will continue to operate under its current name, and under the direction of its local bank president, and with its boards of directors acting in an advisory capacity.

On the other hand, consolidation of the bank charters will provide significant financial advantages for you, our shareholders, as the costs associated with operating under multiple charters are reduced or eliminated.

In the process of making this important change, I’ve come to understand that our unique business model is really not about maintaining multiple charter documents.
Our business model, indeed, our advantage in the marketplace, is all about local decision-making.
It’s about empowering our bank presidents and local boards who are closest to our customers to make decisions, and none of that is going to change.
The President of the Bank of Rockbridge and the local board will still be making decisions about interest rates paid on deposits in the Rockbridge market.
They will still have flexibility over loan pricing and will retain their loan approval authority and ability to say “YES” faster than the competition.
They will still be making the hiring and firing decisions in the Bank.
What WILL change is that our cost of doing business will be dramatically lower as many of the back room operational functions we currently replicate in each of our banks are centralized.

I also want you to know that this decision was not made lightly.
Following long discussion, your Board of Directors unanimously concluded that this change is in the best interest of you, our shareholders, and best positions our Company for continued growth.
The consolidated entity will have assets of $200 million and a capital base of $30 million.
These statistics will translate in to higher lending limits and greater operating flexibility at Bank of Rockbridge as well as our other banks.
And the consolidated capital will allow us to move into new markets far more aggressively than would have been possible under the old structure.
This, in turn, should translate into long term growth of shareholder value.

We are working hard to effect these changes by the end of the Summer of 2007.
But, as noted above, this “change,” when it occurs, will be transparent to our banking customers.

A number of people have asked me why we went ahead and chartered the Bank of Rockbridge in December of 2006, only to be making this change now.
The answer is simple:
Back in the summer of 2004, we made a commitment to the citizens of
Rockbridge
County
to give you a locally-managed bank.
In the process of making that commitment a reality, we spent many thousands of dollars, and many, many hours of management time.
When the regulators gave us the final “OK” to open the Bank, we didn’t want to wait even one day, even though, at that same time, your Board was actively considering whether we should lower our costs by consolidating our separate bank charters.
Given the long wait, we wanted to fulfill our commitment to you at the earliest possible date.

Although we’re excited to be open for business at Bank of Rockbridge, I’m sorry to have to announce the departure of
David Grist
as the Bank’s President.
As I’m sure you are aware, David was an integral part of getting the Bank of Rockbridge open, and we shall miss him.
We will be replacing David as soon as possible; however, during this interim, Terry O’Shaughnessy, the Bank’s senior lending officer, and a face familiar to many of you, will serve as interim manager of the Bank until a new President can be named.
Please stop by and say hello to Terry and our entire staff the next time you pass by the Bank.

When we sold stock in
Rockbridge
County
, we made a commitment that we would open the Bank of Rockbridge.
We have now fulfilled that commitment.
In the process of doing so, we’ve been down a long road that has twisted in a number of unexpected ways.
The most painful and difficult “twist,” of course, was being forced to sell stock to institutional investors at $8 per share to finish raising the capital necessary to open the Bank.
When we started raising capital, we never expected this turn of events, but we were forced to proceed down that path in order to meet our commitment to you to get Bank of Rockbridge up and running.
It was a step that we had to take in order to meet our commitments to
Rockbridge
County
.

Well, now Bank of Rockbridge is finally a reality.
We will be working hard to make it a success.
As a shareholder, we hope that you will do your banking business with us.

I was at Bank of Rockbridge for the Grand Opening Celebration back in January.
I got a chance to say hello to many of you then.
I look forward to seeing you again in the not-too-distant future.

Thank you for your support of TransCommunity and Bank of Rockbridge.

Yours very truly,

/s/ Bruce B. Nolte
Bruce B. Nolte
President & CEO